                            SHARE PURCHASE AGREEMENT

                                     BETWEEN

                          WOOD WYANT INC., AS PURCHASER

                                       AND

                         CAROLYNN SMITH, TERRANCE SMITH
                           AND LYNDA SMITH, AS VENDORS


                           RELATING TO THE PURCHASE OF
                     FRASER VALLEY INDUSTRIAL CHEMICALS INC.



                                   MADE AS OF

                                  JUNE 30, 1998

                                TABLE OF CONTENTS

                            SHARE PURCHASE AGREEMENT

ARTICLE 1 - INTERPRETATION........................................................................................2
         1.1               DEFINITIONS............................................................................2
         1.2               HEADINGS...............................................................................6
         1.3               EXTENDED MEANINGS......................................................................7
         1.4               ACCOUNTING PRINCIPLES..................................................................7
         1.5               INCLUSIVE LANGUAGE.....................................................................7
         1.6               CURRENCY...............................................................................7
         1.7               SCHEDULES..............................................................................7

ARTICLE 2 - PURCHASE AND SALE.....................................................................................8
         2.1               PURCHASE AND SALE AND PURCHASE PRICE...................................................8
         2.2               ADJUSTMENT OF THE PURCHASE PRICE.......................................................9
         2.3               CLOSING...............................................................................10

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES.......................................................................10
         3.1               REPRESENTATIONS AND WARRANTIES OF THE VENDORS.........................................11
         3.2               SURVIVAL OF VENDOR'S REPRESENTATIONS, WARRANTIES
                           AND COVENANTS.........................................................................23
         3.3               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.......................................24
         3.4               SURVIVAL OF PURCHASER'S REPRESENTATIONS, WARRANTIES
                           AND COVENANTS.........................................................................25

ARTICLE 4 - COVENANTS............................................................................................26
         4.1               TAXES.................................................................................26
         4.2               COVENANTS OF THE VENDORS..............................................................26
         4.3               COVENANTS OF THE PURCHASER............................................................28
         4.4               ACKNOWLEDGMENT AND COVENANTS OF THE VENDORS...........................................28

ARTICLE 5 - THIRD PARTY CLAIMS...................................................................................29

ARTICLE 6 - RIGHTS OF SET-OFF....................................................................................30

ARTICLE 7 - CONDITIONS...........................................................................................31
         7.1               CONDITIONS FOR THE BENEFIT OF THE PURCHASER...........................................31
         7.2               CONDITIONS FOR THE BENEFIT OF THE VENDORS.............................................33

ARTICLE 8 - GENERAL..............................................................................................35
         8.1               FURTHER ASSURANCES....................................................................35
         8.2               TIME OF THE ESSENCE...................................................................35
         8.3               COMMISSIONS...........................................................................35
         8.4               LEGAL FEES............................................................................36
         8.5               PUBLIC ANNOUNCEMENTS..................................................................36


                                                   - ii -

         8.6               BENEFIT OF THE AGREEMENT..............................................................36
         8.7               ENTIRE AGREEMENT......................................................................36
         8.8               AMENDMENTS AND WAIVER.................................................................36
         8.9               ASSIGNMENT............................................................................36
         8.10              NOTICES...............................................................................37
         8.11              GOVERNING LAW.........................................................................39
         8.12              ATTORNMENT............................................................................39
         8.13              INDEPENDENT LEGAL ADVICE..............................................................39

                            SHARE PURCHASE AGREEMENT


THIS AGREEMENT made as of June 30, 1998;


BETWEEN: WOOD WYANT INC., a corporation incorporated under the laws of Canada;

                                   (hereinafter referred to as the "Purchaser")


AND: CAROLYNN SMITH, a business executive residing in the Province of British Columbia;

                                    (hereinafter referred to as "Carolynn")


AND: TERRANCE SMITH, a business executive residing in the Province of British Columbia;

                                    (hereinafter referred to as "Terrance")


AND: LYNDA SMITH, a business executive residing in the Province of British Columbia;

                                    (hereinafter referred to as "Lynda")


                                    (Carolynn, Terrance and Lynda are
                                    hereinafter sometimes collectively referred to as the "Vendors")


                  WHEREAS the Corporation is engaged in the Business (as defined herein) in the Province of British Columbia;

                  WHEREAS the Vendors are the beneficial and registered owners of all of the issued and outstanding shares in the capital stock of the Corporation (collectively the "Shares");

                  AND WHEREAS the Vendors desire to sell and the Purchaser desires to purchase the Shares, upon and subject to the terms and conditions hereinafter set forth;

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:


                           ARTICLE 1 - INTERPRETATION

1.1               Definitions

                  In this Agreement, unless something in the subject matter or context is inconsistent therewith:

         1.1.1 "Agreement" means this agreement and all amendments made hereto by written agreement between the Vendors and the Purchaser;

         1.1.2      "Ancillary Agreements" means the Employment
                    Agreement, the Escrow Agreement and the Non-
                    Competition Agreements;

         1.1.3 "Balance Sheet" means the balance sheets of each of Fraser Valley Industrial Chemicals Inc. and 430639 B.C. Ltd. as at the Balance Sheet Date;

         1.1.4      "Balance Sheet Date" means September 30, 1997;

         1.1.5 "Business" means the business of the Corporation consisting in the manufacture of janitorial chemical products and the sale and distribution of industrial and institutional sanitation and janitorial products and services, including sanitary paper products, janitorial and cleaning chemicals and equipment and general sanitation supplies in British Columbia;

         1.1.6 "Business Day" means a day other than a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

         1.1.7      "Class F Shares" has the meaning set out in Section
                    2.1.2;

         1.1.8 "Closing Balance Sheet" means the balance sheet of the Corporation as at the Closing Date and an accompanying audit report prepared by the auditors of the Corporation at the cost of the Vendors in accordance with GAAP applied on a basis consistent with prior periods;

         1.1.9             "Closing Date" means June 30, 1998;

         1.1.10 "Combined Closing Balance Sheet" means the balance sheet of the Corporation and Midway Supply, on a combined basis, as at the Closing Date and an accompanying review engagement report prepared by the accountants of the Corporation at the cost of the Vendors in accordance with GAAP applied on a basis consistent with prior periods;

         1.1.11 "Contaminant" means any substance or material which does not occur naturally in the environment or which falls within the definition of "pollutants", "waste", "special waste", "hazardous chemicals", "hazardous waste", "dangerous goods", "toxic substances", or any variation of such terms or any terms of similar import in any Environmental Law including, without limitation, urea formaldehyde, asbestos, PCB transformers and poly-chlorinated biphenyls.

         1.1.12 "Control" (including the terms "Controlling" and "Controlled") means the power to elect the majority of the board of directors or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise;

         1.1.13 "Consents" means the consents, approvals and authorizations required to be obtained pursuant to Schedule 3.1.7;

         1.1.14 "Corporate Reorganization" means the amalgamation on June 30, 1998 of Fraser Valley Industrial Chemicals Inc. and 430639 B.C. Ltd. under the terms of an amalgamation agreement dated June 30, 1998, a copy of which is attached as
                           Schedule 3.1.9, in accordance with the provisions of the Companies Act (British Columbia);

         1.1.15 "Corporation" means Fraser Valley Industrial Chemicals Inc., the corporation resulting from the amalgamation of Fraser Valley Industrial Chemicals Inc. and 430369 B.C. Ltd. pursuant to the Corporate Reorganization;

         1.1.16            "Covenant Agreement" has the meaning set out in
                           Section 7.2.1.6;

         1.1.17            "Employment Agreement" has the meaning set out in
                           Section 7.1.1.8;

         1.1.18 "Environment" means all components of the Earth, including air, all layers of the atmosphere, land, soil, water, organic and inorganic matter, living species and organisms, any combination of the above components, interacting natural systems that include the above components and the ambient milieu with which living species have dynamic relations;

         1.1.19 "Environmental Laws" means all Laws relating in whole or in part to the Environment or its protection, as the same would be applied as of the date hereof, including any Laws relating to
                           (i) the natural or accidental release, emission, discharge, deposit, issuance, spraying, injection, inoculation, abandonment, burial, spilling, incineration, disposal, leaking, seeping, pouring, emptying, throwing, dumping, placing or exhausting of any Contaminant into the Environment and (ii) the storage, disposal, destruction, incineration, burial, recycling, handling, transportation or use of a Contaminant;

         1.1.20 "Environmental Permits" has the meaning set out in Section 3.1.45.2

         1.1.21            "Escrow Agreement" has the meaning set out in
                           Section 7.1.1.9;

         1.1.22            "Financial Statements" has the meaning set out in
                           Section 3.1.8;

         1.1.23            "GAAP" has the meaning specified in Section 1.4;


          1.1.24 "Governmental Authority" means any federal, provincial, regional, municipal or local or other governmental authority, domestic or foreign, having jurisdiction over the Corporation or the Business and includes any agency, department, commission, board, bureau, instrumentality, court, tribunal or other Person exercising executive, legislative, judicial, regulatory or administrative functions constituted or appointed by any such authority;

         1.1.25 "Law" means any law, statute, by-law, regulation or any legally binding rule, directive, guideline, policy, notice, order or ordinance of any Governmental Authority, including Environmental Laws;

         1.1.26            "Leased Premises" has the meaning set out in
                           Section 3.1.13;

         1.1.27 "Lien" in relation to any property or asset, means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not recorded or registered or consensual or statutory or arising by law, including any lien, charge, mortgage, hypothecation, pledge, security interest, assignment, lease, option, easement, servitude, right of way, encroachment, restrictive covenant, right of use or any other claim or right of any kind or nature whatsoever which affects ownership or possession of, or title to, or any interest in, or the right to use or occupy such property or asset;

         1.1.28            "Material Contract" has the meaning set out in
                           Section 3.1.23;

         1.1.29 "Midway Supply" means Midway Supply Ltd., a corporation incorporated under the Companies Act (British Columbia);

         1.1.30 "Midway Supply Share Purchase Agreement" means the share purchase agreement dated as of June 30, 1998 among Wood Wyant Inc., Stewart L. Smith and The Smith Family Trust relating to the purchase and sale of all of the issued and outstanding shares of Midway Supply;

         1.1.31 "Net Assets" means shareholders' equity as shown on the Combined Closing Balance Sheet;

         1.1.32            "Non-Canadian" has the meaning set out in
                           Section 3.3.4;

         1.1.33 "Non-Competition Agreements" has the meaning set out in Section 7.1.1.7;

         1.1.34 "Parent Common Shares" means the common shares of Wyant Corporation issuable to a holder of Class F Shares in accordance with the exercise of the retraction rights relating to the Class F Shares as set out in Section 8 of the Class F Share Conditions (as defined in the Covenant Agreement);

         1.1.35            "Permits" means all permits, licenses,
                           certificates, approvals, authorizations, consents, registrations, qualifications and the like issued by any Governmental Authority which are held by the Corporation in connection with the operation of the Business;

         1.1.36 "Person" means an individual, corporation, joint venture, partnership, trust, trustee, unincorporated organization, or any other entity;

         1.1.37 "Personal Property Leases" has the meaning set out in Section 3.1.14;

         1.1.38            "Premises Leases" has the meaning set out in
                           Section 3.1.13;

         1.1.39            "Purchase Price" has the meaning set out in
                           Section 2.1.1;

         1.1.40            "Purchased Shares" has the meaning set out in
                           Section 2.1.1;

         1.1.41            "Related Person" means:

                           (a) with respect to any Person who is an individual,
                               a child, stepchild, grandchild, parent,
                               stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of that person, including adoptive relationships; and

                           (b) with respect to any Person, a Person that
                               directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with that person;

         1.1.42 "Shares" has the meaning set forth in the preamble hereto;

         1.1.43 "Taxes" means all federal, provincial, local, foreign and other taxes, including income taxes, sales taxes, goods and services taxes, use taxes, occupancy taxes, excise taxes, property taxes, franchise taxes and employment and payroll related taxes;

         1.1.44 "Time of Closing" means 10 a.m. (Vancouver Time) on the Closing Date; and

         1.1.45            "Wyant" means Wyant Corporation.

1.2                 Headings

                    The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto.
Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3                 Extended Meanings

                    In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neutergenders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.4                 Accounting Principles

                    Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles ("GAAP").

1.5                 Inclusive Language

                    As used herein, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import is used with reference thereof).

1.6                 Currency

                    All references to currency herein are to lawful money of Canada.

1.7                 Schedules

                    The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:


Schedule 2.1.1:   Shareholders of the Corporation; Allocation of Purchase Price
Schedule 2.1.2:   Class F Share Conditions
Schedule 3.1.3:   Memorandum and Articles of the Corporation
Schedule 3.1.7:   Third Party Consents
Schedule 3.1.8:   Financial Statements
Schedule 3.1.9:   Corporate Reorganization Transactions
Schedule 3.1.11:  Liens
Schedule 3.1.13:  Leased Premises and Premises Leases
Schedule 3.1.14:  Personal Property Leases



Schedule 3.1.16:    Inventory
Schedule 3.1.18:    Capital Expenditures
Schedule 3.1.19:    Dividends
Schedule 3.1.21:    Tax Accounts
Schedule 3.1.22     Liabilities
Schedule 3.1.23:    Material Contracts
Schedule 3.1.29:    Employment Contracts
Schedule 3.1.30:    Employee Benefit Plans
Schedule 3.1.34:    Related Person Indebtedness
Schedule 3.1.36:    Intellectual Property
Schedule 3.1.39:    Insurance Policies
Schedule 3.1.41:    Amounts payable to Related Persons
Schedule 3.1.42:    Litigation
Schedule 3.1.45:    Environmental Matters
Schedule 3.1.51     Bank Accounts
Schedule 3.3.7:     Financial Statements of the Purchaser
Schedule 3.3.8:     Memorandum on Rule 144 Resale of Restricted Securities
Schedule 7.1.1.7:   Non-Competition Agreements
Schedule 7.1.1.8:   Employment Agreement
Schedule 7.1.1.9:   Escrow Agreement
Schedule 7.1.1.10:  Opinion of the Vendors' Counsel
Schedule 7.2.1.6:   Covenant Agreement


                          ARTICLE 2 - PURCHASE AND SALE

2.1             Purchase and Sale and Purchase Price

         2.1.1 Subject to the terms and conditions hereof, on the Closing Date, each of the Vendors shall sell to the Purchaser the number of Shares set opposite the name of each Vendor on
                           Schedule 2.1.1 hereto (the aggregate number of such Shares is herein collectively called the "Purchased Shares") and the Purchaser shall purchase the Purchased Shares from the Vendors, free and clear of all Liens, for a total purchase price of $1,000,000 (hereinafter referred to as the "Purchase Price"), subject to adjustment in accordance with Section 2.2, to be allocated amongst the Vendors in accordance with Schedule 2.1.1.

         2.1.2 The Purchase Price shall be paid against delivery to the Purchaser of share certificates evidencing the Purchased Shares duly endorsed for transfer to the Purchaser and satisfied (i) as to an aggregate amount of $558,840 payable pro rata to the Vendors in accordance with their respective shareholdings set forth in Schedule 2.1.1 by certified cheque or bank draft to the order of each of the Vendors, and delivered by the Purchaser at the Time of Closing, (ii) as to $14,705 payable by cheque to the order of McCarthy Tetrault, as escrow agent, and delivered by Bruce Ferrand at the Time of Closing, such amount having been deposited "in trust" with Bruce Ferrand by the Purchaser, (iii) as to $14,705, by the delivery to McCarthy Tetrault, as escrow agent, of a certified cheque or bank draft, such amounts in (ii) and (iii) and interest thereon to be held in escrow pursuant to the Escrow Agreement in order to secure the payment of any amounts due by the Vendors to the Purchaser pursuant to this Agreement. The escrowed funds will be dealt with on the terms and conditions set forth in the Escrow Agreement, and (iv) as to an aggregate amount of $411,750, by the delivery pro rata to the Vendors in accordance with their respective shareholdings set forth in Schedule 2.1.1 at the Time of Closing of a total of 36,600 class F exchangeable shares of the capital stock of the Purchaser
                           ("Class F Shares"), to be issued from treasury and having the attributes set out in
                           Schedule 2.1.2.

2.2             Adjustment of the Purchase Price

         2.2.1 The amount of the Purchase Price allocable to the Common Shares is based on the assumption that the net asset value ("Net Assets") of the Corporation and Midway Supply, on a combined basis, on the Combined Closing Balance Sheet shall be not less than $1,600,000. In the event that Net Assets as shown on the Combined Closing Balance Sheet are greater or less than $1,600,000 on the Closing Date, then the Vendors of the Common Shares of Midway Supply will pay the Purchaser the amount of the shortfall (in accordance with the percentages of their Common Shares set out on
                           Schedule 2.1.1 to the Midway Supply Share
                           Purchase Agreement) or the Purchaser will pay the Vendors of the Common Shares of Midway Supply the amount of the excess (in accordance with the percentages of their Common Shares set out on
                           Schedule 2.1.1 to the Midway Supply Share
                           Purchase Agreement), as the case may be, together with interest on such amount at the rate of 6% per annum calculated from the Closing Date to the date of payment.

         2.2.2 On or before August 31, 1998, the Vendors shall deliver the Closing Balance Sheet and the Combined Closing Balance Sheet to the Purchaser.

         2.2.3 The Closing Balance Sheet and the Combined Closing Balance Sheet shall be final, conclusive and binding unless the Purchaser gives written notice of its disagreement with any item or items thereon within 30 days following the receipt of the Closing Balance Sheet, specifying in reasonable detail the nature and extent of such disagreement.

         2.2.4 If within 5 days following the receipt by the Vendors of a notice of the type referred to in Section 2.2.3, the Vendors and the Purchaser are unable to resolve any disagreement with respect to the Closing Balance Sheet, Combined Closing Balance Sheet and the determination of Net Assets, the disagreement shall be submitted to Price Waterhouse for arbitration. Price Waterhouse shall act as an arbitrator to determine and resolve only those issues in dispute. Price Waterhouse shall deliver a decision within 30 days of the submission of the dispute, and such decision shall be consistent with this Agreement, shall be set forth in a written statement delivered to the Purchaser and the Vendors and shall be final, conclusive and binding on the Purchaser and the Vendors. The adjusting payments, if any, required by
                           Section 2.2.1 shall be made forthwith after receipt of the final determination of Net Assets by Price Waterhouse, together with all interest thereon at the rate of 6% per annum from the Closing Date to the date of payment. The fees and expenses of Price Waterhouse in connection with any such determination shall be paid one half by the Vendors and one half by the Purchaser. Otherwise, the Purchaser and the Vendors shall each pay their own costs incurred, including the fees and expenses of their respective accountants or attorneys, if any.

2.3             Closing

                The sale and purchase of the Purchased Shares and the execution and delivery of the Ancillary Agreements shall be completed at the Time of Closing at the offices of McCarthy
Tetrault, Pacific Centre 777 Dunsmuir Street, Vancouver, British
Columbia.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1             Representations and Warranties of the Vendors

                The Vendors jointly and severally represent and warrant to the Purchaser the following, and acknowledge that the Purchaser is entitled to rely on such representations and warranties notwithstanding any due diligence investigation done by the Purchaser prior to the closing:

         3.1.1 the Corporation is the corporation continuing as a result of the amalgamation of Fraser Valley Industrial Chemicals Inc. and 430639 B.C. Ltd. pursuant to the Corporate Reorganization; the Corporation has been duly organized and validly subsists under the laws of British Columbia as a private issuer as that term is defined in the Securities Act (British Columbia) with the corporate power to own its assets and to carry on the Business and has made all necessary filings under all applicable corporate, securities and taxation Laws or any other Laws to which the Corporation is subject and is qualified to own its properties and assets and to carry on the Business as presently carried on by it;

         3.1.2 Schedule 2.1.1 sets out (i) the authorized capital of the Corporation and (ii) the number of Shares of the Corporation which are issued and outstanding, which shares have been validly issued as fully paid and non-assessable and registered in the names of the Vendors as set forth on Schedule 2.1.1;

         3.1.3 a true and complete copy of the Memorandum and Articles of the Corporation, including the rights, privileges, restrictions and conditions attached to the Shares is attached hereto as
                           Schedule 3.1.3 attached hereto;

         3.1.4 the Purchased Shares constitute all of the issued and outstanding Shares in the capital stock of the Corporation;

         3.1.5 each of the Vendors is the beneficial and registered owner of the number of Purchased Shares set opposite the name of such Vendor on
                           Schedule 2.1.1, free and clear of all Liens, options and any other rights of others;

         3.1.6 there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon:

                (i) any of the Vendors to sell, transfer, assign, or grant any Lien on or affecting, or in any other way dispose of or encumber any of the Purchased Shares other than pursuant to the provisions of this Agreement or any of its assets other than in the ordinary course of business, or

                (ii) the Corporation to allot or issue any of the unissued shares or securities of the Corporation or to create any additional class of shares or securities;

         3.1.7 except as disclosed on Schedule 3.1.7, neither the entering into nor the delivery of this Agreement and the Ancillary Agreements nor the completion of the transactions contemplated hereby by each of the Vendors will result in the violation of or require the Consent of any third party pursuant to:

                (i) any of the provisions of the Memorandum or Articles of Amalgamation of the Corporation;

                (ii) any agreement or other instrument to which the Corporation or any of the Vendors is a party or by which the Corporation or any of the Vendors is bound, or

                (iii)      any applicable Law;

         3.1.8 the financial statements of each of Fraser Valley Industrial Chemicals Inc. and 430639 B.C. Ltd., consisting of the Balance Sheet and statements of income and retained earnings for the period ended on the Balance Sheet Date, together with a notice to reader from Cinnamon Jang Willoughby & Company, chartered accountants, thereon and the notes thereto (hereinafter collectively referred to as the "Financial Statements"), a copy of which is attached hereto as Schedule 3.1.8:

                (i) are in accordance with the books and accounts of each of Fraser Valley Industrial Chemicals Inc. and 430639 B.C. Ltd. as at the Balance Sheet Date,

                (ii) are true and correct and present fairly the financial position of each of Fraser Valley Industrial Chemicals Inc. and 430639 B.C. Ltd. as at the Balance Sheet Date,

                (iii) have been prepared in accordance with GAAP consistently applied, and

                (iv) present fairly all of the assets and liabilities of each of Fraser Valley Industrial Chemicals Inc. and 430639 B.C. Ltd. as at the Balance Sheet Date including, without limiting the generality of the foregoing, all contingent liabilities of each of Fraser Valley Industrial Chemicals Inc. and 430639 B.C. Ltd. as at the Balance Sheet Date;

         3.1.9 since the Balance Sheet Date, the Business of each of Fraser Valley Industrial Chemicals Inc. and 430639 B.C. Ltd. and of the Corporation has been carried on in its usual and ordinary course and in a manner consistent with prior practices and each of Fraser Valley Industrial Chemicals Inc. and 430639 B.C. Ltd. and the Corporation has not, since the Balance Sheet Date, entered into any transaction out of the usual and ordinary course of business other than the Corporate Reorganization;

         3.1.10 since the Balance Sheet Date, there has been no material change in the affairs, business, prospects, operations or condition of each of Fraser Valley Industrial Chemicals Inc. and 430639 B.C. Ltd. and the Corporation, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any Permit or right to do business, fire, explosion, accident, casualty, labour dispute, flood, drought, riot, storm, expropriation, condemnation, act of God, public force or otherwise, except changes occurring in the usual and ordinary course of business which have not adversely affected the affairs, business, prospects, operations or condition of each of Fraser Valley Industrial Chemicals Inc., 430639 B.C. Ltd. and the Corporation, financial or otherwise;

         3.1.11 the Corporation is the owner with a good and marketable title, free and clear of all Liens, options and any other rights of others, except for the Liens described on Schedule 3.1.11 of all assets shown or reflected on the Balance Sheet, except only such of the assets of each of Fraser Valley Industrial Chemicals Inc., 430639 B.C. Ltd. and the Corporation as have been disposed of in the usual and ordinary course of business since the Balance Sheet Date, and of all assets acquired by each of Fraser

                           Valley Industrial Chemicals Inc., 430639 B.C. Ltd. and the Corporation since the Balance Sheet Date;

         3.1.12 all machinery, equipment and automotive equipment owned or used by the Corporation has been properly maintained and is in good working order for the purposes of ongoing operation, subject to ordinary wear and tear for machinery and equipment of comparable age;

         3.1.13 Schedule 3.1.13 sets forth a true and complete list of all premises leased by the Corporation ("Leased Premises") and any lease in respect thereof to which the Corporation is a party ("Premises Leases") and: (i) each Premises Lease is in full force and effect, unamended by oral or written agreement, and the Corporation is entitled to the full benefit and advantage of such Premises Lease in accordance with the terms thereof, (ii) each Premises Lease is in good standing, all rental and other payments payable by the Corporation under the leases have been duly paid, (iii) there is currently no outstanding default by the Corporation under the Premises Leases nor is there currently any outstanding default by any landlord thereunder or dispute between the Corporation and any landlord under any of the Premises Leases; (iv) the Corporation has not sublet, assigned or transferred any of its interests in such Premises Lease and (v) the Leased Premises are the only premises used by the Corporation;

         3.1.14 Schedule 3.1.14 sets forth a true and complete list of all lease agreements concerning personal property leased by the Corporation ("Personal Property Leases") and: (i) each Personal Property Lease is in full force and effect, unamended by oral or written agreement, and the Corporation is entitled to the full benefit and advantage of each Personal Property Lease in accordance with the terms thereof, (ii) each Personal Property Lease is in good standing, all rental and other payments payable by the Corporation under the Personal Property Leases have been duly paid,
                           (iii) there is currently no outstanding default by the Corporation thereunder nor of the other parties thereunder nor dispute between the Corporation and any other party thereunder, and
                           (iv) the Corporation has treated all Personal Property Leases as operating leases for Canadian income tax purposes;

         3.1.15 except for the Premises Leases, the Corporation holds no ownership or other interest in or right affecting any real estate or real property;

         3.1.16 the inventory of the Corporation consist of items saleable in the ordinary course of business reasonably fit for their usual purpose, except for obsolete and slow-moving items and materials below standard quality which have been written down on the books of account of the Business to net realizable value, or adequate reserves having been provided therefor, all in accordance with GAAP. Except as disclosed in Schedule 3.1.16, there is no recurring or ongoing high incidence of product failure or warranty claims against the Corporation related to the Business;

         3.1.17 there are no outstanding orders, notices or similar requirements relating to the Corporation issued by any Governmental Authority, including building, environmental, fire, health, labour or police authorities, and there are no matters under discussion with any such Governmental Authority relating to orders, notices or similar requirements;

         3.1.18 except as disclosed on Schedule 3.1.18, since the Balance Sheet Date, no single capital expenditure in excess of $25,000 or capital expenditures in the aggregate in excess of $50,000 have been made or authorized by Fraser Valley Industrial Chemicals Inc., 430639 B.C. Ltd. or the Corporation;

         3.1.19 except as disclosed on Schedule 3.1.19, since the Balance Sheet Date, no dividends have been declared or paid on or in respect of the Shares and no other distribution on any of its securities or shares has been made by Fraser Valley Industrial Chemicals Inc., 430639 B.C. Ltd. or the Corporation and all dividends which to the date hereof have been declared or paid by Fraser Valley Industrial Chemicals Inc., 430639 B.C. Ltd. or the Corporation have been duly and validly declared and are fully paid;

         3.1.20 the Corporation does not have any liability, obligation or commitment for the payment of Taxes of whatever nature or kind, or interest or penalties with respect thereto, except such as are disclosed in the Financial Statements or such Taxes not yet due as have arisen since the Balance Sheet Date in the usual and ordinary course of business and for which adequate provision in the accounts of the Corporation has been made, and the Corporation is not in arrears with respect to any required withholdings or instalment payments or other payments of any Tax or duty of any kind or any penalty or interest thereon and has not filed any waiver for a taxation year of Fraser Valley Industrial Chemicals Inc.,

                           430639 B.C. Ltd. or the Corporation under the Income Tax Act (Canada) or any other legislation imposing Tax on the Corporation; all obligations of the Corporation with respect to its employees for withholding Taxes, Canada Pension Plan contributions, unemployment insurance contributions and workers compensation remittances or contributions of any kind which are due as of the Closing Date will have been paid by the Corporation prior to the Closing Date; there are no outstanding disputes with or assessments from the Workmen's Compensation Board of British Columbia or the Employment Standards Branch;

         3.1.21 the tax accounts of the Corporation as disclosed in Schedule 3.1.21 attached hereto are true and complete in all material respects;

         3.1.22 except as disclosed on Schedule 3.1.22, there are no outstanding liabilities (whether absolute or contingent) against the Corporation except trade debts incurred in the usual and ordinary course of business;

         3.1.23 set forth on Schedule 3.1.23 is a true and complete list of all contracts or agreements (except for the Premises Leases, the Personal Property Leases and the employment agreement with the Vendors listed on Schedule 3.1.29) to which the Corporation is a party or is otherwise bound which are (i) outside the ordinary course of business, (ii) involve a financial commitment by the Corporation of at least $25,000, (iii) have a term in excess of 60 days or (iv) to which any Related Person of the Corporation is a party (collectively, the "Material Contracts" and individually, a "Material Contract"). Subject only to the requirement to obtain the Consents, the Corporation has not received notice of any default, and the Corporation is not in default, under any Material Contract, nor has there occurred any event which, with a lapse of time or giving of notice, or both, would constitute such a default. Subject only to the requirement to obtain the Consents, each Material Contract is in full force and effect, unamended by written or oral agreement and the Corporation is (i) entitled to the full benefit and advantage of each Material Contract in accordance with the terms thereof, (ii) each Material Contract is in good standing, and (iii) there is no currently outstanding default by the Corporation nor by any other party thereunder nor is there a dispute between the Corporation and any party thereunder;

         3.1.24 the Corporation is not in default or breach of any contract or commitment to which it is a party and there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute such a default or breach and all such contracts and commitments are in good standing and in full force and effect without amendment thereto and the Corporation is entitled to all benefits thereunder;

         3.1.25 the Corporation is not a party to or bound by any guarantee, indemnification, surety or similar obligation;

         3.1.26 the Corporation does not have any subsidiaries or agreements, options or commitments to acquire any shares or securities of any corporation or interests of or in any other entity or to acquire or lease any business operations, real property or assets;

         3.1.27 there is no agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Corporation of the Business or any of its assets other than in the usual and ordinary course of business;

         3.1.28 the Corporation is not a party to or bound by any contract or commitment to pay any royalty, licence fee or management fee or which contains restrictive covenants or covenants not to compete in any line of business with any other Person;

         3.1.29 the Corporation does not have any employment contract, whether written or oral, with any person whomsoever except contracts with the employees as are listed in Schedule 3.1.29 attached hereto, whether or not such contracts are in writing; Schedule 3.1.29 truly and correctly sets out for each employee of the Corporation, the annual salary, job function, the length of employment of each of the employees with the Corporation and other remuneration (including any bonus, deferred compensation, incentive profit sharing, remuneration, medical insurance, pension, retirement, vacation and such leave arrangements) as well as all accrued and unpaid vacation pay and sick pay payable to each employee; no labour relations or labour standards, discrimination in employment or employment practices, harassment, occupational health and safety standards or workers compensation issue or matter is pending or, to Vendors' knowledge, threatened with respect to any employee of the Corporation; except as disclosed in Schedule 3.1.29, to the best of the knowledge of the Vendors, no employee has made or has any basis for making any claim (whether under Law, any employment contract, or otherwise) on account of or for
                           (i) overtime pay, other than overtime for the current payroll period, (ii) wages or salary for any period other than the current payroll period, (iii) vacation time off, sick time or pay in lieu of any of the foregoing, other than that earned in respect of the current payroll period or (iv) any violation of any Law;

         3.1.30            the Corporation is not bound by or a party to:

                (i)        any collective bargaining agreement, or

                (ii) any benefit plan including, without limiting the generality of the foregoing, any pension plan maintained by or on behalf of the Corporation for any of its employees,

                except such agreements and plans as are listed in
                Schedule 3.1.30 attached hereto;

         3.1.31 all benefit plans listed in Schedule 3.1.30 attached hereto have been duly registered where required by, and are in good standing under, all applicable Laws including, without limiting the generality of the foregoing, the Income Tax Act (Canada) and the Pension Benefits Standards Act (British Columbia) and all required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof of the plans and no past service funding liabilities exist thereunder;

         3.1.32 no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

                (i) holds bargaining rights with respect to any of the Corporation's employees by way of certification, interim certification, voluntary recognition, designation or successor rights,

                (ii) has applied to be certified as the bargaining agent of any of the Corporation's employees;

         3.1.33 except for (i) remuneration paid to employees in the usual and ordinary course of business and made at current rates of remuneration,
                           (ii) dividends disclosed on Schedule 3.1.19, and
                           (iii) a bonus in the amount of $5,000 payable to Gordon Mitchell since the Balance Sheet

                           Date, no payments have been made or authorized by each of Fraser Valley Industrial Chemicals Inc., 430369 B.C. Ltd. and the Corporation to officers, directors or employees of each of Fraser Valley Industrial Chemical Inc., 430639 B.C. Ltd. and the Corporation;

         3.1.34 except as disclosed on Schedule 3.1.34, no Vendor, director, former director, officer, shareholder or employee of the Corporation or any Person who is a Related Person with any such Person is indebted to the Corporation;

         3.1.35 the Corporation is not conducting its business in any jurisdiction other than the Province of British Columbia;

         3.1.36 attached hereto as Schedule 3.1.36 is a list of all registered trade marks, trade names, patents and copyrights, of all unregistered trade marks, trade names and copyrights and of all patent applications, trade mark registration applications and copyright registration applications, both domestic and foreign, owned or made by the Corporation;

         3.1.37 all trade marks, trade names, patents and copyrights, both domestic and foreign, used in or required for the proper carrying on of the Corporation's Business are validly and beneficially owned by the Corporation with the sole and exclusive right to use the same and are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto;

         3.1.38 the conduct of the Business by the Corporation does not infringe upon the trade marks, trade names, patents or copyrights, domestic or foreign, of any other Person;

         3.1.39 attached hereto as Schedule 3.1.39 is a true and complete list of all insurance policies maintained by the Corporation that also specifies the insurer, the amount of the coverage, the type of insurance, the policy number and any pending claims thereunder and any previous insurance claims that have been made by the Corporation; the Corporation maintains third party liability and property damage automobile insurance in an amount of not less than $1,000,000 per occurance for all vehicles owned or leased by the Corporation; all such insurance policies are in full force and effect and the premiums have been fully paid to date;

         3.1.40 none of the Vendors is a non-resident person within the meaning of Section#116 of the Income Tax Act (Canada); and

         3.1.41 the Corporation is not indebted to any Related Person, except for salary and other similar compensation accrued to the Closing Date and payable to the Vendors, or except as set out in Schedule 3.1.41;

         3.1.42 except as disclosed on Schedule 3.1.42 hereto, there is no action, suit, proceeding, claim, grievance or investigation in any court or before any arbitrator or before of by any Governmental Authority existing, pending or threatened, related to the Business or the transactions contemplated by this Agreement; and there is no factual or legal basis which could give rise in the future to the pendency or threat of any such action, suit, proceeding, claim or investigation which could, if determined adversely, have a material adverse effect on the Corporation or the ability of the Corporation to carry on the Business following Closing;

         3.1.43 the Corporation and the Leased Premises (being all premises from which it conducts the operations of the Business) are in compliance with all applicable Laws of all Governmental Authorities having jurisdiction, are not in breach of any such Laws and there is no requirement to conduct a corrective or remedial action with respect to such premises in order to carry on the Business as presently conducted, and the Corporation is duly licensed, registered or qualified, and duly possesses and is in compliance with all Permits and quotas, in the Province of British Columbia and all municipalities thereof in which the Corporation carries on its business to enable the Business to be carried on as now conducted and its assets to be owned, leased and operated, and all such Permits are valid and subsisting and in good standing and none of the same contains or is subject to any term, provision, condition or limitation which has or may have an adverse effect on the operation of the Business or which may adversely change or terminate such Permit by virtue of the completion of the transactions contemplated hereby;

         3.1.44 the operation of the Corporation on the Leased Premises is not subject to any restriction or limitation and is not in contravention of any Law or of any decree or order of any Governmental Authority having jurisdiction;

                3.1.45 except as specifically disclosed in Schedule#3.1.45 and without limiting the scope of any other representation and warranty herein:

                3.1.45.1 the Business, the Leased Premises and the Corporation have been and are in compliance with applicable Laws, including, without limitation, Environmental Laws;

                3.1.45.2 the Corporation holds all Permits required under applicable Environmental Laws for the operation of the Business (the "Environmental Permits"); each Environmental Permit is valid and in force and the operations of the Corporation are in compliance with the conditions set out in the Environmental Permits; there are no grounds for revocation, expiry or annulment of any Environmental Permits;

                3.1.45.3 the Vendors, each of Fraser Valley Industrial Chemicals Inc., 430639 B.C. Ltd. and the Corporation, and their respective employees, agents, shareholders, directors and officers have never been declared guilty of committing an offence for a violation of Environmental Laws and have never had a fine imposed against them and have never otherwise settled such a prosecution in relation to the Business or the premises used in the Business;

                3.1.45.4 there are no Contaminants, waste or pollutants of any kind whatsoever in, on or under the Leased Premises or in, on or under the assets of the Business or the Corporation, the presence of which constitutes a violation of applicable Environmental Laws;

                3.1.45.5 the waste, effluents and air emissions generated by the operation of the Business by the Corporation have been and are treated, transported and eliminated in accordance with applicable Environmental Laws;

                3.1.45.6 the Corporation has not received any written or verbal notice or request for information in the context of any environmental federal, provincial, regional or municipal investigation or inspection;

                3.1.45.7 the Corporation does not own or use any underground or aboveground storage tank in connection with the Business;

        3.1.45.8 there are no PCBs, asbestos, urea formaldehyde or radioactive substances in, on or under the premises used by the Corporation in connection with the Business; and

        3.1.45.9 there is no present requirement of any applicable Environmental Law which is due to be imposed which will materially increase the Corporation's cost of complying with the Environmental Laws.

        3.1.46 the Closing Balance Sheet and statements of income, retained earnings and changes in financial position for the period ended on the Closing Date, together with the audit report of Cinnamon Jang Willoughby & Company, chartered accountants, thereon and the notes thereto:

                (i) will be in accordance with the books and accounts of the Corporation as at the Closing Date;

                (ii) will be true and correct and present fairly the financial position of the Corporation as at the Closing Date;

                (iii) will have been prepared in accordance with GAAP consistent with the principles of GAAP used in the preparation of the Financial Statements; and

                (iv) will present fairly all of the assets and liabilities of the Corporation as at the Closing Date including, without limiting the generality of the foregoing, all contingent liabilities of the Corporation as at the Closing Date;

        3.1.47 the Combined Closing Balance Sheet as at the Closing Date, together with the review engagement report of Cinnamon Jang Willoughby & Company, chartered accountants, thereon and the notes thereto:

                (i) will be in accordance with the books and accounts of the Corporation and Midway Supply as at the Closing Date;

                (ii) will be true and correct and present fairly the combined financial position of the Corporation and Midway Supply as at the Closing Date;

                (iii) will reflect the elimination of all intercompany profits included in ending inventory of either the Corporation or Midway Supply;

                (iv) will have been prepared in accordance with GAAP consistent with the principles of GAAP used in the preparation of the Balance Sheet; and

                (v) will present fairly all of the assets and liabilities of the Corporation and Midway Supply as at the Closing Date including, without limiting the generality of the foregoing, all contingent liabilities of the Corporation and Midway Supply as at the Closing Date;

         3.1.48 the accounts receivable of the Corporation which will be shown on the Closing Balance Sheet will be collectible in the ordinary and usual course of business and the Closing Balance Sheet will include an appropriate allowance for uncollectible accounts;

         3.1.49 the Closing Balance Sheet will include an appropriate allowance for earned but unused vacation;

         3.1.50 the minute books of Fraser Valley Industrial Chemicals Inc., 430639 B.C. Ltd. and the Corporation contain a complete record of all material decisions taken by the directors and of the shareholders of Fraser Valley Industrial Chemicals Inc., 430639 B.C. Ltd. and the Corporation; Fraser Valley Industrial Chemicals Inc.'s, 430639 B.C. Ltd.'s and the Corporation's financial and other books and records accurately reflect the financial transactions and the operations related to the Business;

         3.1.51 Schedule 3.1.51 hereto sets forth a complete list of all bank accounts and similar accounts held or operated by the Corporation, stating the name of the financial institution, the account number and the persons having authority to sign in respect of each such account.

3.2             SURVIVAL OF VENDOR'S REPRESENTATIONS, WARRANTIES AND
                COVENANTS

         3.2.1 The representations and warranties of the Vendors set forth in Section#3.1 shall survive the completion of the sale and purchase of the Purchased Shares herein provided for and, notwithstanding such completion, the representations and warranties set forth in
                           Section 3.1 shall continue in full force and effect for the benefit of the Purchaser for a period of three years from the Closing Date, except for the representations and warranties of the Vendors set forth in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.5, 3.1.6, 3.1.7 and 3.1.11 and
                           any representation and warranty fraudulently made, all of which shall survive in perpetuity and the representations and warranties in relation to Taxes, all of which shall survive until the expiry of the longest limitation period under applicable Law relating thereto.

         3.2.2 The covenants of the Vendors set forth in this Agreement shall survive the completion of the sale and purchase of the Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Purchaser in accordance with the terms thereof.

3.3             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                The Purchaser represents and warrants to the Vendors that:

         3.3.1 the Purchaser is a corporation duly incorporated, organized and subsisting under the laws of Canada;

         3.3.2 the Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and the Ancillary Agreements and to complete the transactions to be completed by the Purchaser contemplated hereby;

         3.3.3 the Class F Shares will, at closing, be validly issued to the Vendors in accordance with
                           Schedule 2.1.1 as fully paid and non-assessable;

         3.3.4 Purchaser is not a "non-Canadian" for the purposes of and within the meaning of the Investment Canada Act, R.S.C. 1985, c. 28 (1st Supp.);

         3.3.5 Purchaser is not a non-resident of Canada for the purposes of the Income Tax Act, S.C. 1970-72-72
                           c. 63 (Canada);

         3.3.6 Purchaser is a taxable Canadian corporation as defined in subsection 89(1) of the Income Tax Act (Canada);

         3.3.7 the audited financial statements of the Purchaser for the period ended December 31, 1997, together with the report thereon of Ernst & Young, dated February 13, 1998 annexed hereto as
                           Schedule 3.3.7:

                (i) are in accordance with the books and accounts of the Purchaser as at December 31, 1997,

                (ii) are true and correct and present fairly the financial position of the Purchaser as at December 31, 1997,

                (iii) have been prepared in accordance with GAAP consistently applied, and

                (iv) present fairly all of the assets and liabilities of the Purchaser as at December 31, 1997 including, without limiting the generality of the foregoing, all contingent liabilities of the Purchaser as at December 31, 1997; and

         3.3.8 based on advice received from Winthrop, Stimson, Putnam & Roberts, Purchaser's U.S. securities law counsel, as set forth in the memorandum attached as Schedule 3.3.8, and subject to the qualifications set forth in the memorandum, the Class F Shares and the Parent Common Shares

                (i) under Rule 144 of the United States Securities Act of 1933, as amended, ("Rule 144"), are not tradeable by the Vendors within the first twelve months following the Closing Date,

                (ii) under Rule 144, are tradeable by the Vendors in the second twelve month period following the Closing Date, subject to the volume of sale and manner of sale restrictions set out in the memorandum, and

                (iii) under Rule 144, are tradeable by the Vendors without restrictions other than the manner of sale restrictions referred to in the memorandum commencing the third year following the Closing Date.

3.4             SURVIVAL OF PURCHASER'S REPRESENTATIONS, WARRANTIES AND
                COVENANTS

         3.4.1 The representations and warranties of the Purchaser set forth in Section 3.3 shall survive the completion of the sale and purchase of the Shares herein provided for and, notwithstanding such completion, the representations and warranties set forth in Section 3.3 shall continue in full force and effect for the benefit of the Vendors for a period of three years from the Closing Date, except for the representations and warranties of the Purchaser set forth in Sections 3.3.1, 3.3.2 and 3.3.3 any representation and warranty fraudulently made, all of which shall survive in perpetuity and the representations and warranties in relation to Taxes, all of which shall survive until the expiry of the longest limitation period under applicable Law relating thereto.

         3.4.2 The covenants of the Purchaser set forth in this Agreement shall survive the completion of the sale and purchase of the Shares herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendors in accordance with the terms thereof.

                              ARTICLE 4 - COVENANTS

4.1             TAXES

                The Purchaser does not assume and shall not be liable for any taxes under the Income Tax Act (Canada) or any other taxes whatsoever which may be or become payable by the Vendors including, without limiting the generality of the foregoing, any taxes resulting from or arising as a consequence of the sale by the Vendors to the Purchaser of the Purchased Shares herein contemplated, and the Vendors shall indemnify and save harmless the Purchaser from and against all such taxes.

4.2             COVENANTS OF THE VENDORS

         4.2.1 Each of the Vendors shall jointly and severally indemnify and save harmless the Purchaser and the officers and directors of the Purchaser from and against all claims, actions, demands, suits, proceedings, losses, damages, fines, liabilities (whether accrued, actual, contingent or otherwise), costs and expenses, including reasonable environmental characterization and remediation costs, reasonable lawyers fees and other reasonable consultants fees, directly or indirectly suffered by the Purchaser and the officers and directors of the Purchaser from any breach of any covenant of the Vendors contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.1 notwithstanding any information obtained by the Purchaser at or before the Closing Date as to such inaccuracy or misrepresentation.

         4.2.2 The Vendors shall ensure that the representations and warranties of the Vendors set out in Section
                           3.1 are true and correct at the Time of Closing and that the conditions of closing for the benefit of the Purchaser set out in Section 7.1.1 over which the Vendors have reasonable control have been performed or complied with by the Time of Closing.

         4.2.3 The Vendors shall permit the Purchaser, through its agents and representatives, to make such reasonable investigation prior to and at the Time of Closing of the assets of the Corporation and of its financial and legal condition as the Purchaser considers necessary or advisable to familiarize itself with such assets and other matters and the Vendors shall supply any and all documents and records of the Corporation to the Purchaser and its agents and representatives as they may reasonably require. The Vendors shall also permit the inspection of the assets of the Corporation by the Purchaser prior to and at the Time of Closing by such federal, provincial or municipal authorities as the Purchaser may require. Such investigations and inspections shall not, however, affect or mitigate the Vendors' covenants, representations and warranties hereunder which shall continue in full force and effect.

         4.2.4 The Vendors shall use their best efforts as employees of the Corporation to ensure that the Corporation's relationships with suppliers continue on substantially the same terms and conditions following the Closing Date.

         4.2.5 Each of the Vendors shall indemnify and save harmless the Purchaser and the officers and directors of the Purchaser from and against all liabilities (whether actual, contingent, accrued or otherwise), claims and demands of or in connection with any matter relating to any contracts between the Corporation and any Related Person entered into prior to the date of this Agreement and which are not disclosed in the Schedules hereto.

4.3             COVENANTS OF THE PURCHASER

         4.3.1 The Purchaser shall ensure that the representations and warranties of the Purchaser set out in Section 3.3 are true and correct at the Time of Closing and that the conditions of closing for the benefit of the Vendors set out in
                           Section 7.2.1 over which the Purchaser has reasonable control have been performed or complied with by the Time of Closing.

         4.3.2 The Purchaser shall indemnify and save harmless the Vendors from and against all losses, damages or expenses directly or indirectly suffered by the Vendors resulting from any breach of any covenant of the Purchaser contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.3.

4.4             ACKNOWLEDGMENT AND COVENANTS OF THE VENDORS

                The Vendors acknowledge and agree that:

         4.4.1 the Class F Shares have not been, and the Parent Common Shares will not be, registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any other securities laws of the United States or Canada (the "Securities Laws") because Purchaser is issuing the Class F Shares, and Wyant Corporation will be issuing the Parent Common Shares, in reliance upon exemptions from the registration and prospectus requirements of the Securities Laws which they believe are available in connection with the transactions contemplated by this Agreement;

         4.4.2 Purchaser has relied upon the fact that the Class F Shares and the Parent Common Shares are to be held by the Vendors for investment; and

         4.4.3 exemption from registration under the Securities Laws would not be available if the Class F Shares and the Parent Common Shares were acquired by the Vendors with a view to distribution.

                Accordingly, the Vendors hereby confirm to Purchaser and Wyant Corporation that the Vendors are acquiring the Class F Shares, and will acquire the Parent Common Shares, for the account of the Vendors, for investment and not with a view to the resale or distribution thereof under the Securities Laws. The Vendors agree not to transfer, sell or offer for sale all or any portion of the Class F Shares and the Parent Common Shares, unless there is an effective registration or other qualification or exemption relating thereto under the Securities Laws. The Vendors understand that neither Purchaser nor Wyant Corporation is under any obligation to register the Class F Shares and the Parent Common Shares or to assist the Vendors in complying with any exemption from registration under the Securities Laws. Prior to acquiring the Class F Shares and, upon exchange, the Parent Common Shares, the Vendors have made such investigation of Purchaser and Wyant Corporation and their respective businesses as the Vendors have deemed advisable and has had made available to the Vendors all information with respect thereto that the Vendors have requested to make an informed decision to acquire the Class F Shares and the Parent Common Shares. The Vendors consider themselves to be persons possessing experience and sophistication as an investor that is adequate for the evaluation of the merits and risk of the Vendors' investment in the Class F Shares and, upon exchange, the Parent Common Shares. The Vendors acknowledge that each certificate for the Class F Shares and the Parent Common Shares will be imprinted with a legend in substantially the following form: "The securities represented by this certificate were originally issued on June 30, 1998, and have not been registered under the Securities Act of 1933, as amended, or any other securities laws of the United States or Canada. The transfer of the securities represented by this certificate is subject to the conditions specified in Section 4.4 of the Share Purchase Agreement dated as of June 30, 1998 among the parties thereto, and The Purchaser reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by the Purchaser to the holder hereof upon written request and without charge."


                         ARTICLE 5 - THIRD PARTY CLAIMS

                In the event of a third party claim against Purchaser or the Corporation for which the Vendors are or may be liable hereunder:

          5.1 Purchaser shall tender in writing defence of the claim to the Vendors, within 15 working days after the Purchaser knows of the claim. The Vendors shall have the right, by notice to the Purchaser within 30 days following the receipt of the notice by the Purchaser of the third party claim, to assume the defence of such third party claim, with counsel reasonably satisfactory to the Purchaser and at no cost to the Purchaser. If the Purchaser so chooses, the Purchaser may participate in the defence of such third party claim at its sole cost and expense; provided, however, that such participation may not in any way interfere with or contradict the defence of such claim. The Vendors shall cooperate fully to make available to the Purchaser, at the Purchaser's expense, all pertinent information and witnesses under the Vendors' control, make such assignments and take such other steps as may be reasonably requested by counsel for the Purchaser to conduct such defence.

          5.2 In the event that the Vendors assume the defence of such third party claim, the Vendors, at their expense, shall diligently proceed with the defence of said third party claim and, in connection therewith, the Purchaser, at the Vendors' expense, shall cooperate fully to make available to the Vendors, all pertinent information and witnesses under the Purchaser's control, make such assignments and take such other steps as may be reasonably requested by counsel for the Vendors to conduct such defence.

          5.3 The Vendors shall not make any settlement or compromise of any third party claim without the written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

         5.4 Subject to the provisions of Section 5.3, the final resolution or determination of any such third party claim, including all related costs and expenses, will be binding and conclusive upon the parties hereto.

         5.5 Should the Vendors fail to assume the defence of any third party claim or fail to diligently and reasonably defend such third party claim, the Vendors' right to defend the claim shall terminate and the Purchaser shall be solely entitled to defend, settle and compromise such third party claim as in its reasonable discretion may appear advisable, and the resolution or final determination of such defence, settlement or compromise, including all related costs and expenses, will be binding and conclusive upon the Vendors, and the Vendors shall indemnify the Purchaser in respect to such resolution or final determination and all such costs and expenses.

         5.6 The provisions of this Article 5 shall apply mutatis mutandis for the benefit of the Vendors in the event of any third party claim against the Vendors for which the Purchaser is or may be liable hereunder.

                          ARTICLE 6 - RIGHTS OF SET-OFF

6.1 The Vendors agree that the Purchaser shall have rights to set-off or compensate any claim the Purchaser may have against the Vendors under this Agreement or any Ancillary Agreements entered into by the Vendors in connection with the transaction contemplated hereby or under the terms and conditions of the Class F Shares against the payments due by the Purchaser hereunder or under the Ancillary Agreements or under the terms and conditions of the Class F Shares; provided that Purchaser will have no right of set-off against amounts payable to any Vendor under his or her Employment Agreement.

6.2 If the Purchaser exercises the right of set-off, the Purchaser shall give a prior written notice to the Vendors, that the Purchaser has elected to exercise such right of set-off.

6.3 The Purchaser and the Vendors agree that nothing in this Article 6 shall derogate from any of the provisions of this Agreement or the Ancillary Agreements in favour of the Purchaser or any rights of Purchaser under the law in respect of any claim of the Purchaser.

                             ARTICLE 7 - CONDITIONS

7.1             CONDITIONS FOR THE BENEFIT OF THE PURCHASER

         7.1.1 The sale by the Vendors and the purchase by the Purchaser of the Purchased Shares is subject to the following conditions which are for the exclusive benefit of the Purchaser to be performed or complied with at or prior to the Time of Closing:

                    7.1.1.1 the representations and warranties of the Vendors set forth in Section 3.1 shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

                    7.1.1.2 the Vendors shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendors at or prior to the Time of Closing;

                    7.1.1.3 the Purchaser shall be furnished with such certificates, affidavits or statutory declarations of the Corporation and of the Vendors or of officers of the Corporation and of the Vendor as the Purchaser or the Purchaser's counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Vendors or by the Corporation, as the case may be, at or prior to the Time of Closing have been performed and complied with and that the representations and warranties of the Vendors herein given are true and correct at the Time of Closing;

                    7.1.1.4 no material damage by fire or other hazard to the assets of the Corporation shall have occurred from the date hereof to the Time of Closing;

                    7.1.1.5 all directors and officers of the Corporation specified by the Purchaser shall resign;

                    7.1.1.6 the Vendors and all directors and officers of the Corporation shall release the Corporation from any and all possible claims against the Corporation arising from any act, matter or thing arising at or prior to the Time of Closing; for greater certainty, such release will not affect the obligations of the Corporation under any of the Ancillary Agreements;

                    7.1.1.7 there shall be a non-competition agreement entered into between the Purchaser, the Corporation and each of the Vendors substantially in the form attached hereto as
                                 Schedule 7.1.1.7 (the "Non-Competition
                                 Agreements");

                    7.1.1.8 there shall be an employment agreement entered into between the Corporation and Terrance Smith, substantially in the form attached hereto as Schedule 7.1.1.8 (the "Employment Agreement");

                    7.1.1.9 there shall be an escrow agreement entered into between the Purchaser, the Vendors and McCarthy Tetrault, as escrow agent, in substantially the form attached hereto as Schedule 7.1.1.9 (the "Escrow Agreement");

                    7.1.1.10 the Vendors shall have delivered to the Purchaser a favourable opinion of the Vendors' counsel substantially in the form attached hereto as Schedule 7.1.1.10;

                    7.1.1.11 the execution of a Share Purchase Agreement among the Purchaser, Stewart L. Smith and The Smith Family Trust dated the date hereof with respect to the sale of all the shares of Midway Supply and the closing of the transactions contemplated thereby; and

                    7.1.1.12 the form and legality of all matters incidental to the sale by the Vendors and the purchase by the Purchaser of the Shares shall be subject to the approval of the Purchaser's counsel, acting reasonably.

         7.1.2 In case any term or covenant of the Vendors or condition to be performed or complied with for the benefit of the Purchaser at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, the Purchaser may, without limiting any other right that the Purchaser may have, at its sole option, either:

                    7.1.2.1 rescind this Agreement by notice to the Vendors, and in such event the Purchaser shall be released from all obligations hereunder; or

                    7.1.2.2 waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part;

         and, if the Purchaser rescinds this Agreement pursuant to Section 7.1.2 and the term, covenant or condition for which the Purchaser has rescinded this Agreement was one that the Vendors had covenanted, pursuant to Section 4.2.2, to ensure had been performed or complied with, the Vendors shall be liable to the Purchaser for any losses, damages or expenses incurred by the Purchaser as a result of such breach.

7.2                 CONDITIONS FOR THE BENEFIT OF THE VENDORS

         7.2.1 The sale by the Vendors and the purchase by the Purchaser of the Purchased Shares is subject to the following conditions which are for the exclusive benefit of the Vendors to be performed or complied with at or prior to the Time of Closing:

                    7.2.1.1 the representations and warranties of the Purchaser set forth in Section 3.3 shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

                    7.2.1.2 the Purchaser shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Purchaser at or prior to the Time of Closing;

                    7.2.1.3 the Vendors shall be furnished with such certificates, affidavits or statutory declarations of the Purchaser or of officers of the Purchaser as the Vendors or the Vendors' counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Purchaser at or prior to the Time of Closing have been performed and complied with and that the representations and warranties of the Purchaser herein given are true and correct at the Time of Closing;

                    7.2.1.4 the execution of a Share Purchase Agreement among the Purchaser, Stewart L. Smith and The Smith Family Trust dated the date hereof with respect to the sale of all the shares of Midway Supply and the closing of the transactions contemplated thereby;

                    7.2.1.5 the Corporation shall have executed the Employment Agreement; and

                    7.2.1.6 Wyant Corporation shall have executed a Covenant Agreement in favour of the Vendors substantially in the form of
                                 Schedule 7.2.1.6 (the "Covenant Agreement").

         7.2.2 In case any term or covenant of the Purchaser or condition to be performed or complied with for the benefit of the Vendors at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, the Vendors may, without limiting any other right that the Vendors may have, at its sole option, either:

                    7.2.2.1 rescind this Agreement by notice to the Purchaser, and in such event the Vendors shall be released from all obligations hereunder; or

                    7.2.2.2 waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part;

         and, if the Vendors rescind this Agreement pursuant to Section 7.2.2.1 and the term, covenant or condition for which the Vendors have rescinded this Agreement was one that the Purchaser had covenanted, pursuant to Section 4.3.1, to ensure had been performed or complied with, the Purchaser shall be liable to the Vendors for any losses, damages or expenses incurred by the Vendors as a result of such breach.

                              ARTICLE 8 - GENERAL

8.1                 FURTHER ASSURANCES

     Each of the Vendors and the Purchaser shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

8.2                 TIME OF THE ESSENCE

                    Time shall be of the essence of this Agreement.

8.3                 COMMISSIONS

         8.3.1 The Vendors shall jointly and severally indemnify and save harmless the Purchaser from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any person in respect of the sale and purchase of the Purchased Shares, to the extent such person purports to act or have acted for the Vendors in connection with the sale of the Purchased Shares.

         8.3.2 The Purchaser shall indemnify and save harmless the Vendors from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any person in respect of the sale and purchase of the Purchased Shares, to the extent such person purports to act or have acted for the Purchaser in connection with the sale of the Purchased Shares.

8.4                 LEGAL FEES

                    Each of the parties hereto shall pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

8.5                 PUBLIC ANNOUNCEMENTS

                    Prior to closing, no public announcement or press release concerning the sale and purchase of the Shares shall be made by the Vendors or the Purchaser without the prior consent and joint approval of the Vendors and the Purchaser, save as may be required by applicable Law.

8.6                 BENEFIT OF THE AGREEMENT

                    This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

8.7                 ENTIRE AGREEMENT

                    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

8.8                 AMENDMENTS AND WAIVER

                    No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

8.9                 ASSIGNMENT

                    This Agreement may not be assigned by any party hereto without the written consent of the other parties, but the rights and obligations of the Purchaser hereunder may be assigned by the Purchaser without the consent of the other parties hereto to an affiliate of the Purchaser, as determined by the provisions of the Canada Business Corporations Act, provided that such affiliate enters into a written agreement with the Vendors to be bound by the provisions of this Agreement in all respects and to the same extent as the Purchaser is bound and provided that the Purchaser shall continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such affiliate fails to do so.

8.10                NOTICES

                    Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

To the Vendors:

         CAROLYNN SMITH
         c/o Cinnamon Jang Willoughby & Company
         900 - 4720 Kingsway
         Burnaby, British Columbia
         V5H 4N2
         Attention:  Don Willoughby

         Telecopier:             (604) 454-6295
         Telephone:              (604) 454-6216

         TERRANCE SMITH
         c/o Cinnamon Jang Willoughby & Company
         900 - 4720 Kingsway
         Burnaby, British Columbia
         V5H 4N2
         Attention:  Don Willoughby

         Telecopier:             (604) 454-6295
         Telephone:              (604) 454-6216

         LYNDA SMITH
         c/o Cinnamon Jang Willoughby & Company
         900 - 4720 Kingsway
         Burnaby, British Columbia
         V5H 4N2
         Attention:  Don Willoughby

         Telecopier:             (604) 454-6295
         Telephone:              (604) 454-6216

To the Purchaser:

         WOOD WYANT INC.
         1475 - 32nd Avenue
         Lachine, Quebec
         H8T 3J1

         Fax No.:          (514) 636-1148

         Attention:        Mr. Donald C. MacMartin

         With a copy to:

         McCarthy Tetrault
         1170 Peel Street
         Montreal, Quebec
         H3B 4S8

         Fax No.:          (514) 397-4170

         Attention:        Mr. Thomas R.M. Davis

or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

8.11                GOVERNING LAW

                    This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

8.12                ATTORNMENT

                    For the purpose of all legal proceedings, this Agreement shall be deemed to have been performed in the Province of British
Columbia and the courts of the Province of British Columbia shall have jurisdiction to entertain any action arising under this Agreement. Each of the parties to this Agreement accepts the jurisdiction of such courts and irrevocably express to be bound by any judgment rendered thereby in connection with this Agreement.

8.13                INDEPENDENT LEGAL ADVICE

                    Each of the Vendors acknowledges, represents and agrees that: (i) he has had the opportunity to consult with independent legal counsel with respect to the provisions of this Agreement;
(ii) the nature, scope and effect of the provisions of this Agreement have been adequately explained to him; and (iii) he understands and accepts the provisions of this Agreement.

 IN WITNESS WHEREOF the parties have executed this Agreement.


                                                  Wood Wyant Inc.


                                                  Per:
                                                      ---------------------


                                                  -------------------------
                                                  Terrance Smith


                                                  -------------------------
                                                  Carolynn Smith



                                                  -------------------------
                                                  Lynda Smith